United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2010

Integrated Healthcare Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-23511	87-0573331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 North Tustin Avenue, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 953-3503

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Amendment No. 1 to Revolving Loan Facility

On October 29, 2010, Integrated Healthcare Holdings, Inc. (“IHHI”) and its subsidiaries, WMC-A, Inc., WMC-SA, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc. (together with IHHI, the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit and Security Agreement, dated as of August 30, 2010 (the “Credit Agreement”), by and among the Company, MidCap Funding IV, LLC, as assigned to it from MidCap Financial, LLC, as administrative agent and a lender, and Silicon Valley Bank, as a lender (collectively, the “Lenders”).

Under the Amendment, the Lenders committed to increase the total revolving loan commitment amount under the Credit Agreement from $40.0 million to $45.0 million, and the Company agreed to pay to the Lenders a non-refundable origination fee of 1.0% of the Lenders’ increased commitment under the Amendment, or $50,000.

Also under the Amendment, the Lenders agreed to allow the inclusion in Eligible Accounts that are used to determine the Company’s Borrowing Base of up to $33,623,315 in aggregate federal or state matching payments to the Company related to California Assembly Bill 1383, which amount was increased from $11,765,000 for the first matching payment.

In addition, the optional prepayment and permanent commitment reduction provisions of the Credit Agreement were amended to change the minimum Revolving Loan Commitment Amount to $20,000,000 from $5,000,000.  In addition, the prepayment fee calculation under Section 2.2(d) of the Credit Agreement was changed so that the prepayment fee is based on $40,000,000 rather than the amount of the permanent revolving loan commitment reduction amount.

Lastly, under the Amendment, in the event the Company permanently reduces its Revolving Loan Commitment Amount to $20,000,000 (and assuming there is no Event of Default at the time), the Company would be permitted to transfer funds that are swept into the Lenders’ account from the Company’s Lockbox Accounts to a different bank account designated by the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to a copy of the Amendment, which is attached as an exhibit to this Current Report on Form 8-K.  The foregoing summary should be read in connection with such exhibit.  Capitalized terms used but not defined in this Report have the meanings that are used or set forth in the Amendment.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Report is incorporated under this Item by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Amendment No. 1 to the Credit and Security Agreement, dated October 29, 2010, by and among the Company, MidCap Funding IV, LLC, as Administrative Agent and Lender, and Silicon Valley Bank as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: November 4, 2010	By:	/s/ Steven R. Blake
Steven R. Blake
Chief Financial Officer